UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2007

HANDHELD ENTERTAINMENT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32985	98-0430675
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 Bryant Street, Suite 403 San Francisco, CA	94107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 495-6470

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On June 27, 2007, Handheld Entertainment, Inc (“Handheld”) sold an aggregate of $1,425,000 principal amount of 8% Notes due July 31, 2007 (“2007 Notes”) of Handheld, pursuant to several subscription agreements (the “Subscription Agreements”) between Handheld and each purchaser of 2007 Notes. Handheld received aggregate gross proceeds of $1,425,000 from the sale of 2007 Notes. The 2007 Notes were offered solely to “accredited investors” in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

Handheld may prepay the 2007 Notes at any time; provided, however, that upon any such prepayment, Handheld must issue to each holder of 2007 Notes warrants (“June Warrants”) to purchase a number of shares of Handheld’s common stock equal to thirty-five percent (35%) of the principal amount of the 2007 Notes held by such holder that are redeemed. The June Warrants expire on June 27, 2012 and have an exercise price of $1.90 per share (subject to adjustment). In addition to certain antidilution provisions, and subject to certain exceptions, if at any time from June 27, 2007 to December 27, 2007 Handheld issues shares of its common stock or securities exercisable for, or convertible into, shares of its common stock at a price per share that is less than the then effective exercise price of the June Warrants, then the exercise price of the June Warrants shall be reduced to such lesser price; provided, however, that the number of shares of Handheld common stock issuable upon exercise of the June Warrants shall not be proportionally adjusted but shall remain the same.
The 2007 Notes provide that Handheld has the right (the “Exchange Option”) to require the holders of 2007 Notes to exchange such 2007 Notes for 8% Notes due June 27, 2008 (“Exchange Notes”) of Handheld in principal amount equal to the principal and accrued interest then outstanding on the 2007 Notes for which they are exchanged. If Handheld exercises the Exchange Option, then Handheld must issue to each holder June Warrants to purchase the same number of shares of Handheld’s common stock that such holder would have received if
Handheld had prepaid such 2007 Notes.

If Handheld enters into any private placement of equity securities or securities convertible into equity securities (a “Subsequent Offering”) while any 2007 Notes or Exchange Notes are outstanding, then each holder of 2007 Notes or Exchange Notes shall be entitled, subject to the terms of the 2007 Notes and Exchange Notes, to participate in such Subsequent Offering on the same terms and conditions as the other investors therein, except that, in lieu of paying a cash purchase price in the Subsequent Offering, such holders shall exchange their 2007 Notes or Exchange Notes for the Handheld securities being sold in the Subsequent Offering. Furthermore, if any Subsequent Offering raises gross proceeds in excess of $5 million, then subject to the terms of the 2007 Notes and Exchange Notes, each such note holder that did not elect to participate in the Subsequent Offering may elect to have the entire principal and accrued interest on such holder’s 2007 Notes or Exchange Notes prepaid. If 2007 Notes (but not the Exchange Notes) are exchanged or prepaid in connection with a Subsequent Offering as described above, then such action will be deemed a prepayment that triggers Handheld’s obligations to issue June Warrants.

Chicago Investment Group (“CIG”) acted as placement agent with respect to the offering of 2007 Notes and received a cash fee equal to $82,250 (7% of the gross proceeds received from investors introduced to Handheld by CIG) and June Warrants to purchase an aggregate of 182,250 shares of Handheld’s common stock (100,000 shares plus 7% of the gross proceeds received from investors introduced to Handheld by CIG).

Pursuant to the several Subscription Agreements, Handheld granted the purchasers of 2007 Notes certain “piggy-back” registration rights with respect to the shares of common stock issuable upon exercise of any June Warrants that may be issued pursuant to the terms of the 2007 Notes.

The foregoing is not a complete summary of the terms of the offering and the securities described in this Item 3.02, and reference is made to the complete text of the Subscription Agreement, the Form of 2007 Note, the Form of Exchange Note and the Form of June Warrant attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4.

Item 8.01 Other Events.

On July 3, 2007, Handheld issued a press release announcing the sale of the 2007 Notes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Subscription Agreements

10.2	Form of 8% Notes due July 31, 2007 issued pursuant to the Subscription Agreements

10.3	Form of 8% Notes due June 27, 2008 issuable upon exercise of Handheld’s Exchange Option

10.4	Form Warrant to Purchase Common Stock at $1.90 per Share

99.1	Press Release, dated July 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDHELD ENTERTAINMENT, INC.

Dated: July 3, 2007	By: /s/ Jeff Oscodar
Name: Jeff Oscodar
Title: President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Subscription Agreements
10.2	Form of 8% Notes due July 31, 2007 issued pursuant to the Subscription Agreements
10.3	Form of 8% Notes due June 26, 2008 issuable upon exercise of Handheld’s Exchange Option
10.4	Form Warrant to Purchase Common Stock at $1.90 per Share
99.1	Press Release, dated July 3, 2007